Exhibit 10.4

AMENDMENT NO. 1 TO THE SECURITIES PURCHASE AGREEMENT

    This Amendment No. 1 (the “Amendment”) to the Securities Purchase Agreement, dated August 13, 2015 (the “Purchase Agreement”), is entered into as of October 16, 2015 by and between True Drinks Holdings, Inc., a Nevada corporation (the “Company”), and each of the parties (individually, a “Purchaser” and collectively the “Purchasers”) identified in the signature pages hereto. Unless otherwise specified herein, all capitalized terms set forth in this Amendment shall have the meanings as set forth in the Purchase Agreement.

RECITALS

    WHEREAS, on August 13, 2015, the Company and the Purchasers entered into the Purchase Agreement, wherein the Purchasers agreed to purchase an aggregate total of 17,648 shares of Series C Convertible Preferred Stock (the “Preferred Stock”) for $113.33 per share over the course of three Investment Dates, and, as additional consideration, the Company agreed to issue to the Purchasers Warrants to acquire that number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a price of $0.17 per share (the “Exercise Price”), equal to 35% of that number of shares of Common Stock determined by dividing (i) the Stated Value (as such term is defined in the Certificate of Designation) of the Preferred Stock purchased by such Purchaser on any particular Investment Date by (ii) the Exercise Price;

    WHEREAS, Section 4(b) of the Purchase Agreement contains certain covenants restricting the Company’s ability to issue certain of the Company’s equity securities, referred to in the Purchase Agreement as a Subsequent Placement, with the exception of the issuance of Excluded Securities;

    WHEREAS, Purchaser Red Beard Holdings, LLC, a California limited liability company (“Red Beard”) has expressed an interest in purchasing an additional 8,823 shares of Preferred Stock on the same terms as set forth in the Purchase Agreement, in order to provide the Company with additional working capital;

    WHEREAS, on October 9, 2015, the Company issued to Mr. Vincent C. Smith, a principal of Red Beard, a five-year warrant to purchase 17.5 million shares of Common Stock, at an exercise price of $0.188 per share, as consideration for the execution by Mr. Smith of a personal guaranty relating to certain of the Company’s commercial obligations (the “Personal Guaranty Warrant”); and

    WHEREAS, the Company and the Purchasers now desire to enter into this Amendment to: (i) permit Red Beard to purchase an additional 8,823 shares of Preferred Stock (“Additional Investment”); and (ii) amend the definition of Excluded Securities in the Purchase Agreement to include the Personal Guaranty Warrant.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned parties agree as follows:

1.           Section 1(b) of the Purchase Agreement is hereby amended and replaced in its entirety with the following:

“(b)           Amounts; Timing of Funding. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, each Purchaser, severally and not jointly, agrees to purchase, no later than the following dates, the Securities issuable upon receipt of the aggregate Purchase Price set forth opposite each date (each date, an “Investment Date”) on such Purchaser’s Execution Page:

Investment Date	Amount of Purchase	No. of Shares
On or before August 13, 2015 (the “Initial Investment Date”)	$900,066.86	7,942
On or before August 28, 2015 (the “Second Investment Date”)	$700,039.41	6,177
On or before September 15, 2015 (the “Third Investment Date”)	$399,941.57	3,529
On or before October 16, 2015 (the “Final Investment Date”)	$999,910.59	8,823

2.           Section 4(b) of the Purchase Agreement is hereby amended and replaced in its entirety with the following:

“(b)           Additional Issuance of Securities.  The Company agrees that, for the period commencing on the date hereof and ending on the earlier to occur of (i) the date immediately following the first anniversary of the Initial Investment Date (provided that such period shall be extended by the number of days during such period and any extension thereof contemplated by this proviso on which the Registration Statement is not effective or any prospectus contained therein is not available for use); or (ii) the date that the arithmetic average of the closing sale price of the Common Stock is at least $0.30 for ten (10) consecutive trading days (the “Restricted Period”), neither the Company nor any of its Subsidiaries shall directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act), any convertible securities, any debt, any preferred stock or any purchase rights (any such issuance, offer, sale, grant, disposition or announcement (whether occurring during the Restricted Period or at any time thereafter) is referred to as a “Subsequent Placement”). Notwithstanding the foregoing, this Section 4(b) shall not apply in respect of the issuance of:

(i)           shares of Common Stock or standard options to purchase Common Stock to directors, officers, consultants or employees of the Company in their capacity as such pursuant to an Approved Share Plan (as defined below);

(ii)           shares of Common Stock issued upon the conversion or exercise of, or otherwise on account of, Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Share Plan that are covered by clause (A) above) issued prior to the date hereof, provided that the conversion, exercise or other method of issuance (as the case may be) of any such Convertible Security is made solely pursuant to the conversion, exercise or other method of issuance (as the case may be) provisions of such Convertible Security that were in effect on the date immediately prior to the date of this Agreement, the conversion, exercise or issuance price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Share Plan that are covered by clause (A) above) is not lowered, none of such Convertible Securities are (other than standard options to purchase Common Stock issued pursuant to an Approved Share Plan that are covered by clause (A) above) (nor is any provision of any such Convertible Securities) amended or waived in any manner (whether by the Company or the holder thereof) to increase, or which results in an increase in, the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Share Plan that are covered by clause (A) above) are otherwise changed or waived (whether by the Company or the holder thereof) in any manner that adversely affects any of the Purchasers;

(iii)           the Conversion Shares,

(iv)           the Warrants;

(v)           the Warrant Shares; and

(vi)           the warrant issued to Vincent C. Smith on October 9, 2015 (each of the foregoing in clauses (i) through (vi), collectively the “Excluded Securities”).

“Approved Share Plan” means any employee benefit plan which has been approved by the board of directors of the Company, including the Purchaser Designee, if any, prior to or subsequent to the date hereof pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer, director or consultant for services provided to the Company in their capacity as such.

“Convertible Securities” means any capital stock, convertible debenture or other security of the Company or any of its Subsidiaries that is, or may become, at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.”

3.           Section 7 of the Purchase Agreement is hereby amended to add a new Section 7(j) as follows:

“(j)           Reservation of Shares.  On or before the date that is sixty (60) days following the Final Investment Date set forth in Section 1(b), the Company shall reserve such number of shares of its authorized but unissued shares of Common Stock to provide for full conversion of the Preferred Stock and the issuance of the Conversion Shares in connection therewith, the full exercise of the Warrants and the issuance of the Warrant Shares in connection therewith, and the full exercise of the warrant described in Section 4(b)(vi) above and the issuance of shares of Common Stock in connection therewith, and as otherwise required by the Preferred Stock, the Warrants and the Registration Rights Agreement (collectively, the “Issuance Obligations”).  In the event such number of shares becomes insufficient to satisfy the Issuance Obligations, the Company shall take all necessary action to authorize and reserve such additional shares of Common Stock necessary to satisfy the Issuance Obligations.”

4.            In addition to the conditions set forth in Section 7 of the Purchase Agreement, the obligation of each Purchaser to purchase the Preferred Stock and Warrants on the Final Investment Date is subject to the Company’s execution and delivery of the Amendment No. 1 to the Registration Rights Agreement, in the form attached hereto as Exhibit A.

5.            The Company represents and warrants to the Purchasers as follows:

                (a)                       Except as the same may be qualified by any attachment hereto updating disclosures in any existing exhibit to the Purchase Agreement, the representations, warranties and covenants of the Company made in the Transaction Documents remain true and accurate and are hereby incorporated in this Amendment by reference and reaffirmed as of the date hereof.

                (b)                      The Company has performed, in all material respects, all obligations required to be performed by it under the Transaction Documents, and no default exists thereunder or an event which, with the passage of time or giving of notice or both, would constitute a default.

                (c)                      The execution, delivery and performance of this Amendment are within the power of the Company and are not in contravention of law, of the Company’s Articles of Incorporation, Bylaws or the terms of any other documents, agreements or undertakings to which the Company is a party or by which the Company is bound.  No approval of any person, corporation, governmental body or other entity not provided herewith is a prerequisite to the execution, delivery and performance by the Company of this Amendment or any of the documents submitted to the Purchasers in connection with the this Amendment, to ensure the validity or enforceability thereof.

(d)                      When executed on behalf of the Company, this Amendment will constitute the legally binding obligations of the Company, enforceable in accordance with their terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws now existing or hereafter enacted relating to or affecting the enforcement of creditors’ rights generally, and the enforceability may be subject to limitations based on general principles of equity (regardless of whether such enforceability is considered a proceeding in equity or at law).

6.           In the event any conflicts between this Amendment and the terms and conditions set forth in the Purchase Agreement arise, the terms and conditions set forth herein shall control. Notwithstanding the execution of this Amendment, all other terms and conditions of the Purchase Agreement shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.  The Purchasers do not, in any way, waive the Company’s obligations to comply with any of the provisions, covenants and terms of the Purchase Agreement (as amended hereby) and the other Transaction Documents.

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IN WITNESS WHEREOF, this Amendment is executed as of the day and year first written above.

ADDRESS:	TRUE DRINKS HOLDINGS, INC.
18552 MacArthur Boulevard, Suite 325 Irvine, CA 92612
By: /s/ Lance Leonard Name: Lance Leonard Title: Chief Executive Officer

ADDRESS:	PURCHASER: RED BEARD HOLDINGS, LLC

By: /s/ Vincent C. Smith Name: Vincent C. Smith Title: Manager

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE SECURITIES PURCHASE AGREEMENT]

EXHIBIT A

AMENDMENT NO. 1 TO THE REGISTRATION RIGHTS AGREEMENT

A-1